Exhibit 25

                                       FORM T-1
                 ===================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                  __________________

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                                  __________________

                         CHECK IF AN APPLICATION TO DETERMINE
                         ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(B)(2) _______
                                  __________________

                       UNITED STATES TRUST COMPANY OF NEW YORK
                 (Exact name of trustee as specified in its charter)


          New York                             13-5459866
          (Jurisdiction of incorporation       (I.R.S. employer
          if not a U.S. national bank)         identification No.)


          114 West 47th Street                 10036-1532
          New York, NY                         (Zip Code)
          (Address of principal
          executive offices)
                                  __________________

                         Jersey Central Power & Light Company
                 (Exact name of obligor as specified in its charter)


          New Jersey                           21-0485010
          (State or other jurisdiction of      (I.R.S. employer
          incorporation or organization)       identification No.)


             300 Madison Avenue                07962-1911
             Morristown, New Jersey            (Zip Code)
          (Address of principal executive offices)
                                  __________________
                     % Subordinated Debentures Series    due 204_
                         (Title of the indenture securities)

                 ===================================================






          GENERAL


          1. General Information

             Furnish the following information as to the trustee:

             (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of New York (2nd District),
               New York, New York
                    (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Washington, D.C. New York State Banking Department, Albany, New York

             (b) Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.


          2. Affiliations with the Obligor

             If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None

          3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

             Jersey Central Power & Light Company currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

          16.  List of Exhibits.

             T-1.1  - "Chapter  204, Laws  of 1853,  An Act  to Incorporate
                      the United States Trust Company of New York, as Amended", is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the "Commission") pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

             T-1.2  - The trustee  was organized  by a special  act of  the
                      New York Legislature in 1853 prior to the time that the New York Banking Law was revised to require a Certificate of authority to commence business. Accordingly, under New York Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.





             T-1.3  - The  authorization   of  the   trustee  to   exercise
                      corporate trust powers is contained in the Charter (Exhibit T-1.1).

          16.  List of Exhibits
              (Continued)

             T-1.4  - The  By-laws of  the United  States Trust  Company of
                      New York, as amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20, 1991 with the Commission pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

             T-1.6  - The  consent  of  the  trustee  required  by  Section
                      321(b) of the Trust Indenture Act of 1939.

             T-1.7  - A  copy of  the latest  report  of  condition of  the trustee published pursuant to law or the requirements of its supervising or examining authority.



          NOTE

          As of February 27, 1995, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

          In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                  __________________


          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 27th day of February, 1995.


                                               UNITED STATES TRUST COMPANY OF
                                                   NEW YORK, Trustee


                                               By:
                                                   John Guiliano
                                                   Vice President

          Exhibit T-1.6

          The consent of the trustee required by Section 321(b) of the Act.

                       United States Trust Company of New York
                                 114 West 47th Street
                                 New York, NY  10036


          March 19, 1992



          Securities and Exchange Commission
          450 5th Street, N.W.
          Washington, DC  20549

          Gentlemen:

          Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




          Very truly yours,


          UNITED STATES TRUST COMPANY
             OF NEW YORK



          By:  S/Gerard F. Ganey
             Senior Vice President





                                                              EXHIBIT T-1.7
                         Consolidated Report of Condition of
                       United States Trust Company of New York
          and  Foreign and Domestic  Subsidiaries, a member  of the Federal
          Reserve System, at the close of business on September 30, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.
                                                               Dollar Amounts
                              ASSETS                           in Thousands
          Cash and balances due from depository institutions:
             a.  Noninterest bearing balances and currency
                 and coin:                                       $356,398
             b.  Interest bearing balances:                        70,000
          Held to maturity securities:                            448,254
          Available for sale securities:                        1,021,191
          Federal funds sold and securities purchased
             under agreements to resell in domestic offices
             of the bank and of its Edge and Agreement
             subsidiaries, and in IBF's:
               a: Federal funds sold:                              24,448
               b: Securities purchased under agreements
                  to resell:                                            0
          Loans and lease financing receivables:
               a. Loans and leases, net of unearned income:     1,392,864
               b. LESS: Allowance for loan and lease losses:       12,619
               c. Loans and leases, net of unearned income,
                   allowance and reserve:                       1,380,245
          Assets held in trading accounts:                              0
          Premises and fixed assets (including
             capitalized leases):                                  95,900
          Other real estate owned:                                 11,418
          Investments in unconsolidated subsidiaries
             and associated companies:                                581
          Customers' liability to this bank on acceptance
             outstanding:                                               0
          Intangible assets:                                        1,854
          Other assets:                                           123,230
          TOTAL ASSETS:                                       $ 3,533,519
             LIABILITIES
          Deposits:
               a. In domestic offices:                       $  2,032,684
               (1)  Non interest bearing:                         898,457
               (2)  Interest bearing:                           1,134,227
               b. In foreign offices, Edge and Agreement
                  subsidiaries, and IBF's:                          7,611
               (1)  Noninterest bearing                                 0
               (2)  Interest bearing:                               7,611
          Federal funds purchased and securities sold under
             agreements to repurchase in domestic offices
             of the bank and of its Edge and Agreement
             subsidiaries, and in IBF's:
               a. Federal funds purchased:                      1,148,301
               b. Securities sold under agreements
                  to repurchase:                                    8,099
          Demand notes issued to the U.S. Treasury:                 2,000
          Trading Liabilities                                           0

          Other Borrowed Money:
             With original maturity of one year or less:          35,035
             With original maturity of more than one year:             0
          Mortgage indebtedness and obligations under
             capitalized leases:                                   1,243
          Bank's liability on acceptances executed
             and outstanding:                                          0
          Subordinated notes and debentures:                      12,453
          Other liabilities:                                      84,934
          TOTAL LIABILITIES:                                $  3,332,360
          Limited life preferred stock and related surplus:            0


             EQUITY CAPITAL

          Perpetual preferred stock and related surplus:               0
          Common Stock:                                        $  14,995
          Surplus:                                                41,500
          Undivided profits and capital reserves:                148,014
          Net unrealized holding gains (losses)
             on available-for-sale securities                     (3,350)
          Cumulative foreign currency translation adjustments:         0
          TOTAL EQUITY CAPITAL:                               $  201,159
          TOTAL LIABILITIES, LIMITED LIFE PREFERRED STOCK,
             AND EQUITY CAPITAL:                             $ 3,533,519


          I, RICHARD E. BRINKMANN, SENIOR VICE PRESIDENT & CONTROLLER, of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                  RICHARD E. BRINKMANN, SVP & CONTROLLER
                              October 31, 1994

          We, the undersigned directors, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

          H. MARSHALL SCHWARZ  :  Directors
          JEFFREY S. MAURER    :
          FREDERICK S. WONHAM  :